UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule §240.14a-12

MAJESCO ENTERTAINMENT COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

May 1, 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Majesco Entertainment Company to be held at 9:30 a.m. (local time) on June 10, 2008, at Majesco’s offices, located at 160 Raritan Center Parkway, Edison, New Jersey 08837.

The principal business of the meeting will be to (i) elect two Class III members to the Board of Directors, (ii) to ratify the appointment of McGladrey & Pullen, LLP as our independent public accountants for the fiscal year ending October 31, 2008, and (iii) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,
/s/ Jesse Sutton
Jesse Sutton Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

MAJESCO ENTERTAINMENT COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held Tuesday, June 10, 2008

To the Stockholders of Majesco Entertainment Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Majesco Entertainment Company, a Delaware corporation, will be held at 9:30 a.m. (local time) on June 10, 2008, at Majesco’s offices, located at 160 Raritan Center Parkway, Edison, New Jersey 08837, for the purpose of considering and taking action on the following proposals:

1.	To elect two Class III members to the Board of Directors.

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent public accountants for the fiscal year ending October 31, 2008.

3.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages which are made part of this Notice.

WHO MAY VOTE:

You may vote if you were the record owner of Majesco stock at the close of business on April 15, 2008. The Board of Directors has fixed the close of business on April 15, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Adam Sultan
Adam Sultan Secretary May 1, 2008

i

MAJESCO ENTERTAINMENT COMPANY

160 Raritan Center Parkway
Edison, New Jersey 08837
(732) 225-8910

PROXY STATEMENT

FOR MAJESCO ENTERTAINMENT COMPANY
2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement in connection with the solicitation by the Board of Directors of Majesco Entertainment Company, a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 9:30 a.m. (local time) on June 10, 2008, at Majesco’s offices, located at 160 Raritan Center Parkway, Edison, New Jersey 08837, and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

This proxy statement, the accompanying proxy and, though not part of this proxy statement, our 2007 Annual Report, which includes our financial statements for the fiscal year ended October 31, 2007, are being mailed on or about May 1, 2008 to all stockholders entitled to notice of and to vote at the meeting. You can also find a copy of our 2007 Annual Report on Form 10-K, as amended, on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the ‘‘Investor Relations’’ section of our website at www.majescoentertainment.com.

Who Can Vote?

Only stockholders who owned Majesco common stock at the close of business on April 15, 2008, are entitled to vote at the annual meeting. On that record date, there were 28,774,528 shares of Majesco common stock outstanding and entitled to vote. Majesco common stock is our only class of voting stock.

You do not need to attend the meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Majesco common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in ‘‘street name’’ (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does The Board Of Directors Recommend That I Vote On The Proposals?

The Board of Directors recommends that you vote as follows:

•	‘‘FOR’’ the election of our Board of Directors’ nominees for Class III directors set forth on the proxy card included in this proxy statement; and

•	‘‘FOR’’ ratification of the selection of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending October 31, 2008.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

•	notifying Majesco’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under ‘‘How Do I Vote?’’ on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under ‘‘How Do I Vote?’’ If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under ‘‘How Do I Vote?,’’ the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 1, the election of the nominees to the Board of Directors, unless a contest for election of nominees to the Board of Directors has been commenced by the filing of a preliminary or definitive proxy statement by a party other than the Company prior the date the broker proposes to vote your unvoted shares, and for Proposal 2, the ratification of the independent auditors. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a ‘‘broker non-vote.’’

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Class III Directors	The affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to elect nominees for director. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors, unless a contest for election of nominees to the Board of Directors has been commenced by the filing of a preliminary or definitive proxy statement by a party other than the Company prior the date the broker proposes to vote your unvoted shares. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Our Selection of McGladrey & Pullen, LLP as our Independent Auditors for 2008	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of McGladrey & Pullen, LLP as our independent public accountants for the fiscal year ending October 31, 2008, our Audit Committee of our Board of Directors will reconsider its selection.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual

Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as ‘‘householding,’’ benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be ‘‘householded,’’ the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in ‘‘householding’’ and would like to receive their own sets of our annual disclosure documents in future years, or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•	Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, New York 10038.

•	Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based upon 28,774,528 shares of common stock outstanding as of April 24, 2008, and sets forth, based on the public filings of such individuals and entities and our knowledge of securities issued by us to them, certain information concerning the ownership of voting securities of: (i) each current member of the Board of Directors, (ii) our Chief Executive Officer and other executive officers, (iii) all of our directors and executive officers as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. Except as otherwise indicated, addresses are c/o Majesco Entertainment Company, 160 Raritan Center Parkway, Edison, NJ 08837.

Common Stock	Number of Shares Beneficially Owned		Voting Power
Directors and Officers
Jesse Sutton	1,976,971	(1)(2)(3)(4)	6.79%
John Gross	346,401	(5)	1.19%
Gui Karyo	349,274	(6)	1.20%
Joseph Sutton	2,329,941	(2)(3)(4)(7)	8.05%
Jesse M. Sutton Foundation	217,142	(4)	*
Laurence Aronson	102,891	(8)	*
Allan Grafman	27,193	(9)	*
Louis Lipschitz	111,836	(10)	*
Mark Stewart	20,767	(11)	*
Stephen Wilson	50,955	(12)	*

Common Stock	Number of Shares Beneficially Owned		Voting Power
Current Executive Officers and Directors as a Group	5,533,370		18.27%
Five Percent Stockholders
Robert S. Ellin	4,629,125	(13)	16.09%
Adam Sutton	1,960,771	(3)(14)	6.81%
Royce & Associates, LLC	1,894,786	(15)	6.58%
S.A.C. Capital Advisors, LLC	1,685,000	(16)	5.86%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Includes 278,468 shares of restricted stock and 60,000 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(2)	Includes 71,428 shares of common stock that may be acquired upon exercise of warrants to purchase shares of common stock.
(3)	Of the amount identified, 35,714 shares of common stock are subject to an escrow agreement.
(4)	Jesse Sutton, Joseph Sutton and Morris Sutton act as officers of the Jesse M. Sutton Foundation, and each has the power to vote and dispose of the shares held by the Foundation. Since the power to vote and dispose of the shares is shared among the three individuals, the number of shares disclosed under each of Jesse and Joseph Sutton does not include the number of shares held by the Foundation.
(5)	Includes 171,326 shares of restricted stock and 175,075 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(6)	Represents shares of restricted stock.
(7)	Includes 129,342 shares of restricted stock and 34,000 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(8)	Includes 14,967 shares of restricted stock and 34,257 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(9)	Includes 20,190 shares of restricted stock.
(10)	Includes 14,967 shares of restricted stock and 39,356 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(11)	Includes 9,978 shares of restricted stock.
(12)	Includes 12,473 shares of restricted stock and 8,170 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(13)	Based on an amendment to Schedule 13D filed with the SEC on March 27, 2008. Includes: (a) 225,456 shares of Common Stock owned directly by Robert S. Ellin; (b) 4,049,115 shares of common stock owned by the Trinad Capital Master Fund; (c) 47,656 shares of common stock owned directly by Nancy J. Ellin, the spouse of Robert S. Ellin; (d) 225,456 shares of common stock owned directly by Atlantis Equities, Inc., a New York corporation of which Nancy J. Ellin is the sole stockholder; and (e) 81,442 shares of common stock owned by the Robert S. Ellin Profit Sharing Plan. Robert S. Ellin disclaims beneficial ownership of the shares of common stock directly beneficially owned by the Master Fund except to the extent of his pecuniary interests therein. Mr. Ellin also disclaims any beneficial ownership of shares of common stock owned directly by Mrs. Ellin, Atlantis Equities, Inc. and the Robert S. Ellin Profit Sharing Plan. The address is 2121 Avenue of the Stars, Suite 1650, Los Angeles, California 90067.
(14)	Includes 2,400 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days. Adam Sutton is an employee of the Company and is the brother of Jesse and Joseph Sutton.
(15)	Based on a Schedule 13G filed with the SEC on January 30, 2008. The address is 1414 Avenue of the Americas, New York, New York 10019.
(16)	Based on a Schedule 13G filed with the SEC on February 14, 2008. The address is 540 Madison Avenue, New York, New York 10022.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Below is information about our current directors. We have a staggered board of directors comprised of three classes and each director serves until the annual meeting associated with their class. The Class I board members are Jesse Sutton and Louis Lipschitz, who will serve until our annual meeting in 2009. The Class II board members are Laurence Aronson and Mark Stewart, who will serve until our annual meeting in 2010. The Class III board members are Stephen Wilson and Allan Grafman, who are up for re-election at this year’s annual meeting, and if elected will serve until our annual meeting in 2011. The independent directors of the Company are Laurence Aronson, Allan Grafman, Louis Lipschitz, Mark Stewart, and Stephen Wilson.

Class I

Name	Age	Position
Jesse Sutton	38	Chief Executive Officer and Director
Louis Lipschitz	62	Director
Class II
Name	Age	Position
Laurence Aronson	51	Director
Mark Stewart	56	Director
Class III
Name	Age	Position
Allan Grafman	54	Director
Stephen Wilson	61	Director

JESSE SUTTON.    Mr. Sutton is currently our Chief Executive Officer and has served in such capacity since November 29, 2007 and prior to that as Interim Chief Executive Officer since August 23, 2006. Prior to that time, he served as our President, other than from December 5, 2003 through August 24, 2004, when he served as our Chief Executive Officer. Mr. Sutton also serves as one of our directors. He had served as one of our directors since December 5, 2003, but resigned effective February 6, 2006 in order for our Board to continue to have a majority of independent directors. He joined the Board again on August 23, 2006. Jesse Sutton is Joseph Sutton’s brother.

LOUIS LIPSCHITZ.    Mr. Lipschitz has served as one of our directors since April 20, 2004. From February 1996 to March 2004, he served as Executive Vice President and Chief Financial Officer of Toys ‘‘R’’ Us, Inc. He currently serves on the board of directors of Finlay Enterprises, New York and Company, and Forward Industries.

LAURENCE ARONSON.    Mr. Aronson has served as one of our directors since November 4, 2004. From 2003 to the present, he has served as the President and Chief Executive Officer of Cartwheel LLC, a marketing services company. From 2000 to 2003, he was the President of Sales and Customer Marketing at Revlon USA. Prior to that, he held senior leadership positions at Procter & Gamble and Warner Lambert/Adams USA.

Mark Stewart.    Mr. Stewart has served as one of our directors since January 17, 2007. He previously served as Chief Executive Officer of Kodak Polychrome Graphics. Prior to that, he served as Chief Financial Officer for Qualex Inc., Liggett Group, Inc. and Simon & Schuster’s trade publishing group.

ALLAN GRAFMAN.    Mr. Grafman has served as one our directors since April 11, 2007 and since December 4, 2007 as our non-executive Chairman. He is currently the President of All Media Ventures, and since 2005 has been an operating partner of Mercury Capital Partners. Previously,

Mr. Grafman served as President of Archie Comics Entertainment and Executive Vice President, Chief Financial Officer of Hallmark Entertainment. From 1983 to 1996, at Tribune Entertainment, he served as Vice President and at parent Tribune Company, as Managing Director. He currently serves on the board of directors of ZVUE Corporation.

STEPHEN WILSON.    Mr. Wilson has served as one or our directors since May 1, 2006. He is currently a partner with Camelot Equity Partners. From May 2001 to February 2006, Mr. Wilson was Executive Vice President, Chief Financial Officer and Chief Administrative Officer at Footstar, Inc. He has also served as Executive Vice President and Chief Financial Officer of Bridge Information Systems, Reader’s Digest Association and RJR Nabisco. His additional prior experience includes senior management and financial positions at Cadbury Schweppes North America and Pepsico, Inc.

Committees of the Board of Directors and Meetings

Meeting Attendance.    The Board of Directors has a policy that directors make all reasonable efforts to attend our company’s annual stockholder meetings. Laurence Aronson, Allan Grafman, Louis Lipschitz, Mark Stewart and Stephen Wilson attended last year’s annual stockholders’ meeting. In fiscal 2007, there were a total of 8 meetings of the Board of Directors; all of the directors attended the meetings.

Audit Committee.    The Board of Directors has a standing Audit Committee, consisting of Messrs. Louis Lipschitz (Chair), Allan Grafman, Laurence Aronson, Mark Stewart, and Stephen Wilson. Prior to his resignation as director on December 4, 2006, Mr. Marc Mazur also served on the Audit Committee during the fiscal year ended October 31, 2007. Our Audit Committee held 7 meetings during fiscal year 2007. The Audit Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. The charter of the Audit Committee can be found on our website at www.majescoentertainment.com.

The Board of Directors has determined that each member of the audit committee is ‘‘independent,’’ as that term is defined by applicable Securities and Exchange Commission rules. In addition, the Board of Directors has determined that each member of the audit committee is ‘‘independent’’, as that term is defined in the NASDAQ Marketplace Rules.

The Board has determined that Messrs. Louis Lipschitz, Mark Stewart and Stephen Wilson are ‘‘financial experts’’ serving on its Audit Committee, and are independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Please see the biographical information for these individuals contained in the section above entitled, ‘‘The Board of Directors.’’

Nominating and Governance Committee.    The Board of Directors has a standing Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. Stephen Wilson (Chair), Laurence Aronson, Allan Grafman, Louis Lipschitz, and Mark Stewart. Prior to his resignation as director on December 4, 2006, Mr. Marc Mazur also served on the Nominating and Governance Committee during the fiscal year ended October 31, 2007. The Committee may employ a variety of methods for identifying and evaluating nominees for director. All members of the Committee qualify as independent under the definition of the NASDAQ Marketplace Rules. The Nominating and Governance Committee held 4 meetings during fiscal year 2007. The Nominating and Governance Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for its composition and meetings. The charter of the Nominating and Governance Committee can be found on our website at www.majescoentertainment.com.

The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. Candidates may be evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

As reflected in the charter of the Nominating and Governance Committee, factors considered by the Committee in the selection of director nominees are those it may deem appropriate, including judgment, character, high ethics and standards, integrity, skills, diversity, independence, experience with businesses and organizations of a comparable size to the Company, the interplay of the candidate’s experience with the experience of other Board of Directors members and the extent to which the candidate would be a desirable addition to the Board of Directors or any of its committees. In addition, in considering nominees for director, the Nominating and Governance Committee will review the qualifications of available candidates that are brought to the attention of the Committee by any member of the Board of Directors, stockholders and management or identified by the Committee through the use of search firms or otherwise.

The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board of Directors.

The Nominating and Governance Committee will consider candidates recommended by stockholders, when the nominations are properly submitted. The policy adopted by the Nominating and Governance Committee provides that nominees recommended by stockholders are given appropriate consideration and will be evaluated in the same manner as other nominees. The deadlines and procedures for stockholder submissions of director nominees are described below under ‘‘Stockholder Proposals and Director Nominations.’’ Following verification of the stockholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Committee.

Compensation Committee and Compensation Committee Interlocks and Insider Participation.    The Compensation Committee of the Board of Directors is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of ‘‘independent’’ in the current NASDAQ Marketplace Rules. None of the members of the Compensation Committee during fiscal 2007 (i) had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions, and (ii) was an executive officer of a company of which an executive officer of the Company is a director. The current members of our Compensation Committee are Messrs. Laurence Aronson (Chair), Allan Grafman, Louis Lipschitz, Mark Stewart and Stephen Wilson. Prior to his resignation as director on December 4, 2006, Mr. Marc Mazur also served on the Compensation Committee during the fiscal year ended October 31, 2007. Our committee has no interlocks with other companies. Our Compensation Committee held 6 meetings during fiscal year 2007. The charter of the Compensation Committee can be found on our website at www.majescoentertainment.com.

The Committee is responsible for establishing and administering our executive compensation policies. The role of the Compensation Committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees; (ii) oversee all compensation programs involving the use of the Company’s stock; and (iii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the Compensation Committee under its charter include:

•	Annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers of the Company (other than the Chief Executive Officer), and key employees;

•	Annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

•	Reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	Approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

•	Approving and administering cash incentives and deferred compensation plans for executives (including any modification to such plans) and oversight of performance objectives and funding for executive incentive plans;

•	Annually evaluating the performance of the Compensation Committee; and

•	Making regular reports to the Board concerning the activities of the Compensation Committee.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending an email to InvestorRelations@majescoentertainment.com or by sending a letter to Majesco Entertainment Company’s Board of Directors, c/o the Office of the Secretary, 160 Raritan Center Parkway, Edison, New Jersey 08837. The Office of the Secretary will receive the correspondence and forward it to the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Majesco or its business, or is similarly inappropriate. The Office of the Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We currently have employment agreements with John Gross, our Executive Vice President and Chief Financial Officer, and with Gui Karyo, our Executive Vice President, Operations. All executives are at-will employees.

Name	Age	Position
Jesse Sutton	38	Chief Executive Officer
John Gross	57	Executive Vice President and Chief Financial Officer
Gui Karyo	35	Executive Vice President, Operations
Joseph Sutton	35	Executive Vice President of Research and Development

JESSE SUTTON.    See ‘‘Management and Corporate Governance’’ starting on page 7.

JOHN GROSS. Mr. Gross has served as our Executive Vice President and Chief Financial Officer since July 12, 2005. From December 2000 through June 2005, Mr. Gross served as Vice President, Corporate Development, for FactSet Research Systems Inc. Prior to such time, Mr. Gross served as Chief Financial Officer of Rare Medium and FactSet and held senior financial positions at PepsiCo, Inc., Reader’s Digest Association and Cadbury Schweppes North America.

GUI KARYO.    Mr. Karyo has served as our Executive Vice President, Operations since January 31, 2007. From August 2000 to September 2004, Mr. Karyo worked at Marvel Entertainment, Inc., most recently serving as Marvel’s President of Publishing, Executive Vice President of Operations and Chief Information Officer. Prior to Marvel, Mr. Karyo served as Chief Technology and Chief Operating Officer for Lyrrus, Inc., a technology start-up that produced electronic hardware and software products for computer-based music education. From September 2004 to January 2007, Mr. Karyo acted as a freelance consultant for various companies in the digital media, technology and entertainment industries.

JOSEPH SUTTON.    Mr. Sutton has served as our Executive Vice President of Research and Development since December 2003. He also served as one of our directors since December 5, 2003, but resigned effective February 6, 2006 in order for our Board to continue to have a majority of independent directors. Joseph Sutton is Jesse Sutton’s brother.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

Objectives and Philosophy of Executive Compensation

Our executive compensation programs have three objectives:

•	attract, motivate and retain highly qualified executive officers;

•	increase the likelihood of achieving key strategic, operational and financial performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas; and

•	use long-term incentives to maximize stockholder value, as well as promote retention of key individuals, by providing a portion of total compensation in the form of equity.

Our compensation program for executive officers consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance incentive bonus. Long-term incentive compensation is paid in the form of restricted stock or stock options.

Compensation Decisions

Decisions relating to the compensation of our executive officers are made by the Compensation Committee of our Board of Directors, which is composed of all five independent Board members.

Compensation decisions are made with a view to reaching an overall result that, in the Compensation Committee’s judgment, is appropriate and fair to the particular executive officer, both in terms of his own compensation and relative to that of the other executive officers, and fair as well to us and to our stockholders. The Compensation Committee does not reach this result in a mechanical fashion but, rather, considers each executive officer’s role and contribution to our performance, his compensation history and the compensation practices at other companies with which members of the Compensation Committee are familiar.

We do not have a fixed allocation among the three components of our executive officers’ compensation. We have employment agreements with our Executive Vice President and Chief Financial Officer and our Executive Vice President, Operations, which set certain parameters for the compensation levels of these executives in the areas of minimum base salary, bonus and long term incentive compensation.

Performance Evaluations

After the completion of the fiscal year, each executive undergoes an annual performance evaluation that includes input from each of them as to his or her own performance. The performance of our Chief Executive Officer is evaluated by our Compensation Committee. The performance of our other executive officers is evaluated by the Chief Executive Officer and then reviewed by the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, which are then reviewed and approved by our Compensation Committee.

Base Salaries

The Compensation Committee reviews officers’ base salaries each year. Except for the movement of certain executives’ automobile and transportation allowances to be included as part of salary, the salaries of our executive officers were not adjusted during fiscal 2007. The salaries of Messrs. Gross and Karyo were set by their employment agreements and as of October 31, 2007 had not changed since their appointments in 2005 and 2007, respectively. Joseph Sutton’s salary has remained unchanged since his appointment in 2003. As of October 31, 2007, Jesse Sutton’s salary had remained unchanged since his appointment as President of the Company in 2005.

Base salaries are intended to provide a regular source of income to our executive officers. For 2007, the Compensation Committee reviewed base salaries and determined that such salaries were adequate to provide a regular source of income to our executive officers and that any additional compensation would be incentive based.

Incentive Bonus

For 2007, the Compensation Committee implemented a performance incentive bonus program for our executive officers intended to provide them with a short term cash incentive and reward for the achievement by the Company of certain financial and operational goals. The terms of the plan are set forth below under the section entitled ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table’’. The Compensation Committee chose those certain financial goals because it felt that improved financial performance, particularly with regard to net income and gross margin, would increase the value of the Company to shareholders. With regard to the operational goals, the Compensation Committee felt that the achievement of these goals would positively impact the overall performance of the Company’s business, thereby creating shareholder value. The Compensation Committee received recommendations and input from management as to the goals to be included in the plan.

Each of our executive officers was eligible to receive the incentive bonus based upon a targeted percentage of his base salary. John Gross and Gui Karyo’s percentages were set by the terms of their employment agreements, entered into in 2005 and 2007, respectively. Joseph Sutton’s percentage was set to match other executive officers with similar levels of responsibility. The bonus percentage for the Chief Executive Officer was set higher than for other executive officers reflecting the heightened level of responsibility and accountability associated with such position. The targeted bonus level as a percentage of base salary is 100% for the Chief Executive Officer and 50% for each other executive officer.

Under the plan, if the Company’s performance did not completely meet each of the objectives established for the year, then the bonus payable to each executive officer would be less than his targeted percentage. As only two of the operational objectives were achieved, bonuses were awarded to the executive officers in amounts equal to 25% of each executive officer’s targeted bonus.

Long Term Incentive Compensation

We believe that the Company’s long-term performance will be enhanced through equity awards that reward our executives and other employees for maximizing stockholder value. The Compensation Committee believes that the use of equity awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an individual’s compensation to the performance of our stock.

Our 2004 Amended and Restated Employee, Director and Consultant Incentive Plan (the ‘‘Incentive Plan’’) authorizes us to grant various forms of equity incentives to our employees, directors and consultants. Our Compensation Committee oversees the administration of the Incentive Plan. We currently make initial equity awards to new executive and certain non-executive employees in connection with their employment with the Company.

During the Company’s fiscal year 2005, the Compensation Committee considered implementing a long-term incentive program incorporating (i) awards of restricted stock and/or stock options vesting over a period of time, (ii) award amounts based on targeted percentages of executives’ salaries, and (iii) some performance criteria for earning of awards. To assist in the process, the Compensation Committee engaged the services of a compensation consultant, James F. Reda & Associates, LLC, to advise the Compensation Committee in structuring this program. However, during 2005, the Company suffered significant losses thereby removing the need for such a program at that time.

In fiscal 2006, the Company began stabilizing its operations and revising its business model. Recognizing the Company’s need for stability, the Compensation Committee sought to make equity awards designed to retain key executives to execute the Company’s new strategy. To accomplish this, on August 3, 2006, the Compensation Committee awarded the executive officers restricted stock vesting in equal annual installments over a three year period. The target salary percentages used to determine the number of shares of restricted stock to be granted to each executive officer were equal to 80% of the levels recommended by the compensation consultant in fiscal 2005 as well as 80% of that set by any executive officer’s employment agreement.

The Compensation Committee determined that restricted stock was the appropriate form of long term compensation at least until the Company’s business becomes more stable and predictable, because:

•	the Company had not paid bonuses to its executive officers for fiscal 2005 and 2006;

•	the exercise prices of most stock options previously awarded to the executive officers were well below the current market value of the Company’s stock;

•	as the Company was in the process of stabilizing its operations after significant losses in 2005, the Company needed to take steps to retain key executives to execute its new strategy; and

•	the 3-year annual vesting provision of the restricted stock insures that there is strong incentive for the executive officers to remain with the Company.

In addition, because the shares of restricted stock would have a defined value at the time the grants were made, restricted stock is often perceived as having more immediate value than stock options, which have a less calculable value when granted. The Company expects that it will generally grant fewer shares of restricted stock than the number of stock options the Company would grant for a similar purpose.

For fiscal 2007, the Compensation Committee remained focused on retention, as the Company continued to refine and fully implement its revised strategy. On August 3, 2007, the Compensation Committee again made grants of restricted stock to our executive officers based on a percentage of each executive officer’s salary using the same rationale as for fiscal 2006.

The salary percentages used were as follows:

Jesse Sutton, Chief Executive Officer	80% of salary
John Gross, EVP, Chief Financial Officer	64% of salary
Gui Karyo, EVP, Operations	56% of salary
Joseph Sutton, EVP, Research & Development	56% of salary

The shares of restricted stock vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date. The number of shares of restricted stock issued was valued based on the closing price of our common stock on the day prior to grant and the executive officer is awarded that number of restricted shares obtained by dividing the amount represented by his salary percentage by such closing price.

Termination and Change-in-Control Arrangements

Pursuant to the terms of their employment agreements, John Gross and Gui Karyo are entitled to payments and benefits upon the occurrence of specified termination and change-in-control events. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had an event been triggered as of fiscal year-end, are described in detail above in the section entitled ‘‘Potential Payments Upon Termination or Change-In-Control’’. The terms of these arrangements were set through course of arms-length negotiations in connection with their hiring. Historically, the Company has not provided these payments and benefits to our other named executive officers because they accumulated a significant amount of equity in the Company by way of their ownership of Majesco Sales Inc., which we merged with in December 2003, however, the Company may in the future consider providing these payments and benefits as the need arises.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears above, with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

THE COMPENSATION COMMITTEE:
Laurence Aronson (Chair) Allan Grafman Louis Lipschitz Mark Stewart Stephen Wilson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by (i) our current Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended October 31, 2007, for services rendered to us in all capacities during the two prior fiscal years ended October 31, 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Jesse Sutton, Chief Executive Officer	2007	317,290	(3)	75,000	101,200	68,739	13,169	(4)	575,398
John Gross, Executive Vice President, Chief Financial Officer	2007	267,462	(5)	33,500	67,600	222,903	13,258	(6)	604,723
Gui Karyo, Executive Vice President, Operations(7)	2007	180,781		31,300	137,667	—	—		349,748
Joseph Sutton, Executive Vice President of Research and Development	2007	256,341	(8)	33,100	59,033	38,952	—		387,426

(1)	Represents the compensation expense incurred by us in fiscal year 2007. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended October 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards and Note 14 describing all forfeitures during fiscal year 2007.
(2)	Represents the compensation expense incurred by us in fiscal year 2007. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended October 31, 2007 for details as to the assumptions used to determine the fair value of the option awards and Note 14 describing all forfeitures during fiscal year 2007.
(3)	$17,250 represents a transportation and automobile allowance of $1495.00 per month, which from November 15, 2006 through the end of our fiscal year, was included in his salary.
(4)	Reimbursement of certain automobile related expenses.
(5)	$17,940 represents a transportation and automobile allowance of $1,495.00 per month, which for fiscal 2007 was included in his salary.
(6)	Reimbursement of certain travel related expenses.
(7)	Mr. Karyo commenced employment with us on January 31, 2007.
(8)	$6,325.00 represents a transportation and automobile allowance of $1,246.00 per month, which from June 1, 2007 through the end of our fiscal year, was included in his salary.

Grants Of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended October 31, 2007 to each of the named executive officers identified in the Summary Compensation Table.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards
Jesse Sutton	08-03-07	07-11-07	108,255	108,255
John Gross	08-03-07	07-11-07	72,851	72,851
Gui Karyo	01-31-07	01-30-07	300,000	300,000
	08-03-07	07-11-07	59,574	59,574
Joseph Sutton	08-03-07	07-11-07	63,148	63,148

(1)	Each named executive officer paid $.001 per share, the par value of the Company’s common stock.

Narrative Disclosure To Summary Compensation Table and Grants of Plan-Based Awards Table

On May 14, 2007, the Compensation Committee of our Board of Directors approved the terms of an incentive bonus plan for our 2007 fiscal year. Pursuant to the plan, each of our executive officers was eligible to receive an incentive bonus based upon a targeted percentage of his base salary. The percentage of base salary that each executive officer would receive if the Company achieved all of the objectives included in the plan was 100% for the chief executive officer and 50% for each other executive officer.

The plan established the following financial and operational objectives for fiscal year 2007:

The two financial goals each accounted for 25% of the bonus target and were as follows:

•	A measure of net income less certain deductions’’; and

•	A certain gross margin percentage on sales of the Company’s products.

The four operational goals each accounted for 12.5% of the bonus target and were as follows:

•	Completion of certain key video game titles;

•	Identification and publishing of a certain number of new titles in fiscal 2007;

•	Successful execution of a distribution agreement covering the European territory, including conversion of operational and administrative procedures; and

•	Successful execution of the Company’s ‘‘value’’ program at certain retail accounts.

In February 2008, our Compensation Committee awarded bonuses of 25% of their targeted bonus amounts to each of our executive officers based upon the achievement of two of the operational goals, which were: (i) the successful execution of a distribution agreement for the European territory, and (ii) the successful execution of the Company’s ‘‘value’’ program at certain retail accounts.

On August 3, 2007, our Compensation Committee made restricted stock grants under our Incentive Plan to our executive officers.

The shares of restricted stock vest in equal installments over a three-year period beginning on the first anniversary of the grant date.

We currently have employment agreements with two of our named executive officers, John Gross, our Executive Vice President and Chief Financial Officer, and Gui Karyo, our Executive Vice President, Operations.

Mr. Gross’ employment agreement entered into in 2005 provided for an annual base salary of $250,000 and a discretionary bonus of up to 50% of his base salary. Under the agreement, Mr. Gross also receives an automobile allowance of $1,495 per month and reimbursement of certain travel related expenses. For fiscal 2007, the amount of the automobile allowance was made part of Mr. Gross’ salary, thereby increasing his salary to $267,462. The agreement also provides that if the Company implements a long term incentive compensation program, he shall be entitled to receive equity awards under such plan in an amount worth approximately 80% of his base salary.

Mr. Karyo’s employment agreement entered into this past fiscal year provides for an annual base salary of $250,000 and a discretionary bonus of up to 50% of his base salary. Under the agreement, Mr. Karyo was awarded 300,000 shares of restricted stock that vested as to 100,000 shares on January 31, 2008 and will vest as to 100,000 share increments on each of January 31, 2009 and January 31, 2010. The agreement also provides that if the Company implements a long term incentive compensation program, he shall be entitled to receive equity awards under such plan in an amount worth approximately 65% of his base salary.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended October 31, 2007, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Jesse Sutton	60,000	30,000	(2)	$3.20	8/2/2012	221,730	(3)	$345,890
John Gross	83,100	16,900	(4)	$7.23	6/27/2012	—		—
	14,000	7,000	(2)	$3.20	8/2/2012	—		—
	66,667	33,333	(5)	$1.43	9/26//2012	148,501	(6)	$231,662
Gui Karyo	—	—		—	—	359,574	(7)	$560,935
Joseph Sutton	33,963	17,037	(2)	$3.20	8/2/2012	129,342	(8)	$201,774

(1)	The market value of the shares is determined by multiplying the number of shares times $1.56, the closing price of our common stock on the NASDAQ Capital Market on October 31, 2007, the last day of our fiscal year.
(2)	Options vest on August 3, 2008.
(3)	Shares vest as follows: 92,823 shares on each of August 3, 2008 and August 3, 2009, and 36,085 shares on August 3, 2010.
(4)	Options vest in monthly installments of 2,777 shares on the first day of each month, with a final vesting of 2,805 shares on June 1, 2008.
(5)	Options will vest on September 26, 2008.
(6)	Shares vest as follows: 62,109 shares on each of August 3, 2008 and August 3, 2009, and 24,284 shares on August 3, 2010.
(7)	Shares vest as follows: 100,000 shares on each of January 31, 2008, January 31, 2009, and January 31, 2010, and 19,858 shares on each of August 3, 2008, August 3, 2009 and August 3, 2010.
(8)	Shares vest as follows: 54,146 shares on each of August 3, 2008 and August 3, 2009, and 21,049 shares on August 3, 2010.

Option Exercises And Stock Vested

The following table shows information regarding vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended October 31, 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jesse Sutton	56,738	$119,149
John Gross	37,825	$79,432
Gui Karyo	—	—
Joseph Sutton	33,097	$77,778

(1)	The value realized on vesting is calculated by multiplying the number of shares that vested on a particular date times the closing price of our common stock on the NASDAQ capital market on the applicable vesting date.

Pension Benefits

We did not have any pension plan or any other plan that provides for payments or other benefits at, following or in connection with retirement during the fiscal year ended October 31, 2007.

Nonqualified Deferred Compensation

We did not have any contributions, earnings, withdrawals and balances under any deferred compensation plan for any of the executive officers identified in the Summary Compensation Table during the fiscal year ended October 31, 2007.

Potential Payments Upon Termination or Change-In-Control

We have entered into agreements that require us to make payments and/or provide benefits to certain of our executive officers in the event of a termination of employment or a change of control. The following summarizes the potential payments to each named executive officer for which we have entered into such an agreement assuming that one of the events identified below occurs. The discussion assumes that the event occurred on October 31, 2007, the last business day of our fiscal year, at which time the closing price of our common stock as listed on the Nasdaq Capital Market was $1.56 per share.

Mr. John Gross, Executive Vice President and Chief Financial Officer

Pursuant to his employment agreement, if the Company terminates Mr. Gross’ employment without cause or the agreement is terminated by Mr. Gross for good reason, he will receive severance benefits from the Company, including:

(i)	continued payment of his base salary for a period of 12 months, or $267,462;

(ii)	a cash lump sum payment, paid at the time the Company’s annual bonus is generally paid, equal to his target bonus (50% of his base salary), or $133,731;

(iii)	for any such termination occurring within 90 days after the end of the Company’s fiscal year, but prior to the payment of any annual bonus for such period, an annual bonus with respect to such period, provided that he would have otherwise received an annual bonus if he had remained employed as of the date of the payment of such bonus, which for fiscal 2007 would have been $33,500;

(iv)	reimbursement for any applicable premiums he would pay to continue coverage for himself and his eligible dependents under the Company’s group health benefit plans under COBRA for a period of eighteen months, or, if earlier, until he is eligible for similar benefits from another employer, which for 18 months would be $19,180.80; and

(v)	if such termination of employment occurs within 12 months after a change in control of the Company, then in addition to the payments above: (a) any unvested stock options and restricted stock held by Mr. Gross shall all be immediately and fully vested and exercisable, which as of October 31, 2007 was: 16,900 stock options with an exercise price of $7.23; 7,000 stock options with an exercise price of $3.20; 33,333 stock options with an exercise price of $1.43; and 148,501 shares of restricted stock; (b) the payment of his base salary of $267,462 would be paid in a single cash lump sum payment instead of over a 12 month period; and (c) a 280G ‘‘Gross-Up’’ payment to the extent any payment to him is characterized as a ‘‘parachute payment’’ within the meaning of the Internal Revenue Code of 1986, which as of October 31, 2007 would have been $0.00.

The agreement contains customary confidentiality, non-competition, non-solicitation, and indemnification terms and is terminable at-will by either party, subject to the conditions set forth above.

Mr. Gross’ employment agreement defines ‘‘Cause’’ as follows:

•	an act of dishonesty or fraud in connection with his responsibilities with the intent that such action would result in his substantial personal enrichment;

•	a conviction or entry of nolo contendere for a felony;

•	his willful failure to follow lawful, reasonable instructions of the chief executive officer or president of the Company;

•	his willful misconduct, provided such conduct is injurious to the Company; or

•	his violation or breach of any fiduciary or contractual duty to the Company that results in material damage to the Company; provided that if any of the reasons for cause are curable, then they may be cured within 20 days of receipt of notice from the Company.

Mr. Gross’ employment agreement defines ‘‘Good Reason’’ as follows:

•	reassignment or reduction of his duties resulting in material change with respect to his position, authority or responsibilities;

•	reduction in base salary or annual incentive opportunity except for a reduction that is applied to substantially all of the other senior executives;

•	reduction of benefits except for a reduction that is applied to substantially all of the other senior executives;

•	change of his office location by more than 30 miles from his residence; or

•	a material breach of a material provision of his employment agreement by the Company, which, if curable, has not been cured within 20 days of notice to the Company.

Mr. Gui Karyo, Executive Vice President, Operations

Pursuant to his employment agreement, if the Company terminates Mr. Karyo’s employment without cause or due to disability, or the agreement is terminated by Mr. Karyo for good reason, he would receive severance benefits from the Company, including:

(i)	continued payment of his base salary for a period of 12 months, or $250,016;

(ii)	continued contributions towards his health care and dental benefits on the same basis as immediately prior to the date of termination for 12 months or, if earlier, until he is eligible for similar benefits from another employer; which for 12 months would equal $3,271.00;

(iii)	if such event occurs within 12 months after a change in control of the Company, then the payment of his base salary of $250,016 would be paid in a single cash lump sum payment instead of over a 12 month period; and

(iv)	any unvested portion of the restricted stock grant of 300,000 shares made to him upon his appointment to the Company would fully vest.

The agreement contains customary confidentiality, non-competition, non-solicitation, and indemnification terms and is terminable at-will by either party, subject to the conditions set forth above.

Mr. Karyo’s employment agreement defines ‘‘Cause’’ as follows:

•	a good faith finding of dishonesty, misconduct or negligence that is materially injurious to the Company, which, if curable, has not been cured within 10 days of notice;

•	a conviction or entry of nolo contendere to any crime involving fraud, embezzlement, or moral turpitude; or

•	a material breach of the terms of his employment agreement or employee non-disclosure agreement, which, if curable, has not been cured within 10 days of notice from the Company.

Mr. Karyo’s employment agreement defines ‘‘Good Reason’’ as follows:

•	assignment to him of duties inconsistent in any material aspect with his position, authority or responsibilities as outlined in his employment agreement;

•	reassignment or reduction of his duties resulting in a material change with respect to his position, authority or responsibilities;

•	change of his office location by more than 65 miles from his residence;

•	reduction in base salary or annual incentive opportunity;

•	an organizational or procedural change that would result in him not substantively reporting to the chief executive officer or regularly presenting operational reports to the Board; or

•	any act that interferes with his ability to evaluate, discipline or terminate any individual directly reporting to him (except those employment actions advised by Company counsel); provided that if any event constituting Good Reason is curable then the Company shall have 30 days from receipt of notice to correct such event.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended October 31, 2007 to each of our directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2) (4)	Option Awards ($)(3) (4)	Total ($)
Jesse Sutton	—	—	—	—
Laurence Aronson	40,000	40,000	21,196	101,196
Allan Grafman	23,333	10,000	1,606	34,939
Louis Lipschitz	50,000	40,000	25,617	115,617
Marc Mazur(1)	10,000	—	6,647	16,647
Stephen Wilson	40,000	33,330	10,315	83,645
Mark Stewart	30,000	16,333	1,606	47,939

(1)	Mr. Mazur resigned from the Board on December 4, 2006.
(2)	Represents the compensation expense incurred by us in fiscal year 2007. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended October 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards and Note 14 describing all forfeitures during fiscal year 2007.
(3)	Represents the compensation expense incurred by us in fiscal year 2007. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended October 31, 2007 for details as to the assumptions used to determine the fair value of the option awards and Note 14 describing all forfeitures during fiscal year 2007.
(4)

Name	Number of Stock Options Held at Fiscal Year-End	Number of Restricted Stock Held at Fiscal Year-End	Grant Date Fair Value of Equity Grants During Fiscal 2007
			Stock Options	Restricted Stock
Laurence Aronson	55,297	6,493	$20,000	$39,999	(1)
Allan Grafman	7,941	4,329	$13,333	$6,665	(2)
Louis Lipschitz	60,396	6,493	$20,000	$39,999	(3)
Marc Mazur	13,072	14,320	—	$6,667	(4)
Stephen Wilson	25,704	5,411	$16,667	$33,332	(5)
Mark Stewart	7,491	4,329	$13,333	$19,997	(6)

(1)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: November 3, 2006: $10,000; February 3, 2007: $9,999; May 3, 2007: $10,000; and August 3, 2007: $10,000.
(2)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: August 3, 2007: $6,665.
(3)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: November 3, 2006: $10,000; February 3, 2007: $9,999; May 3, 2007: $10,000; and August 3, 2007: $10,000.
(4)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: November 3, 2006: $6,667.
(5)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: November 3, 2006: $8,333; February 3, 2007: $8,332; May 3, 2007: $8,333; and August 3, 2007: $8,334.
(6)	Represents total fair value of all fiscal 2007 restricted stock awards. The grant date fair market value of each award is as follows: February 3, 2007: $6,666; May 3, 2007: $6,666; and August 3, 2007: $6,665.

Director Compensation Program

Each non-employee director receives an annual cash retainer of $40,000, other than the Chair of the Company’s Audit Committee who receives $50,000. In addition, effective December 4, 2007, the non-executive Chairman of the Board receives an additional annual cash retainer of $20,000.

Each non-employee director also receives annual equity grants valued at $40,000, other than the Chair of the Nominating and Governance Committee who receives grants valued at $50,000, and the Chairs of the Compensation and Audit Committees who receive grants valued at $60,000. In addition, effective December 4, 2007, the non-executive Chairman of the Board receives additional equity grants valued at $36,000. On the date of appointment, the non-executive Chairman of the Board also received a one-time grant of 25,000 options to purchase common stock at an exercise price equal to fair market value as determined under our Incentive Plan. These options vest and become exercisable on the first anniversary of the date of grant.

The equity portion of the compensation is a mix of 2/3 restricted stock and 1/3 stock options and is granted under the Incentive Plan. The restricted stock is awarded quarterly with the number of shares determined by dividing the applicable dollar amount by the fair market value of the Company’s common stock on the day prior to the grant date. The stock options are awarded annually with the number of shares determined using a Black Scholes formula. The options vest over two years, with half vesting on each of the first and second anniversaries of the grant date.

Equity Compensation Plan Information (as of October 31, 2007)

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,167,191	$6.78	3,694,635
Equity compensation plans not approved by security holders	157,142 (1)	$1.99	157,142
Total	1,324,333	$6.21	3,694,635

(1)	Represents warrants to purchase 7,142 shares of common stock at purchase price per share of $11.30 granted to a consultant in 2005 and warrants to purchase 150,000 shares of common stock at a purchase price per share of $1.55 granted to a consultant in 2006.

REPORT OF AUDIT COMMITTEE

The current members of the Audit Committee are Messrs. Louis Lipschitz (Chair), Laurence Aronson, Allan Grafman, Mark Stewart, and Stephen Wilson. During fiscal year 2007, prior to his resignation as director on December 4, 2006, Mr. Marc Mazur was also a member of the Audit Committee.

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the required independence and experience requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and the Rules of the NASDAQ Stock Market, has furnished the following report:

The Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Committee are set forth in a written charter adopted by the Board, which is available on our website at www.majescoentertainment.com. The Committee is responsible for selecting, retaining and determining the compensation of our independent auditors, approving the services they will perform, and reviewing the performance of the independent auditors. The Committee reviews with management and the independent auditors our annual financial statements on Forms 10-K and our quarterly financial statements on Forms 10-Q. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2007 with management and McGladrey & Pullen, LLP, our independent auditors;

•	discussed with McGladrey & Pullen, LLP the matters required to be discussed in accordance with the rules set forth by the PCAOB, relating to the conduct of the audit; and

•	received written disclosures and the letter from McGladrey & Pullen, LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Committee further discussed with McGladrey & Pullen, LLP their independence. The Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and McGladrey & Pullen, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:
Louis Lipschitz (Chair) Laurence Aronson Allan Grafman Mark Stewart Stephen Wilson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no other reports were required, we believe that, during fiscal 2007, all filing requirements applicable to our current officers, directors and greater than ten percent beneficial owners were complied with, except that reports of ownership were inadvertently filed late by Laurence Aronson (late Form 4 reporting one transaction), Gui Karyo (late Form 4 reporting one transaction), Louis Lipschitz (late Form 4 reporting one transaction), Mark Stewart (late Form 4 reporting one transaction), and Stephen Wilson (late Form 4 reporting one transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company receives printing and packaging services from a company of which the uncle of Jesse Sutton, our Chief Executive Officer, is an officer and co-owner. During the year ended October 31, 2007, the Company was charged $1.2 million for services by this company.

During 2007, the Company sold approximately $152,000 of inventory, and purchased $47,000 of inventory, from Sutton Sales Inc., a company owned by Morris Sutton, the father of Jesse and Joseph Sutton. Morris Sutton is the former chief executive officer and chairman emeritus of the Company, who resigned effective January 1, 2007 and became a consultant to the Company.

The Company believes that the amounts charged in the transactions described above are equivalent to those that would be incurred in an arm’s length transaction.

Morris Sutton resigned from the Company effective January 1, 2007, and became a consultant. The Company paid approximately $300,000 to Mr. Sutton under a consulting agreement during the year ended October 31, 2007.

ELECTION OF DIRECTORS

(Notice Item 1)

On March 11, 2008, the Board of Directors nominated Stephen Wilson and Allan Grafman for election as Class III directors at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this proxy statement and to serve if elected. All the nominees are currently directors of the Company.

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

The affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the annual meeting is required to elect our nominees for Class III directors. Our Restated Certificate of Incorporation and Restated Bylaws currently provide for a classified Board of Directors. All nominees will be Class III Directors and will have a term that expires at the annual meeting in 2011.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHEN WILSON AND ALLAN GRAFMAN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 2)

The Audit Committee has appointed McGladrey & Pullen, LLP (‘‘M&P’’), independent public accountants, to audit our financial statements for the fiscal year ending October 31, 2008. The Board proposes that the stockholders ratify this appointment. We expect that representatives of M&P will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

As previously disclosed, on October 26, 2007, we were notified that the partners of Goldstein Golub Kessler LLP (‘‘GGK’’) became partners of M&P in a limited asset purchase agreement and that GGK resigned as our independent registered public accounting firm. M&P was appointed as our new independent registered public accounting firm.

The audit reports of GGK on our consolidated financial statements as of and for the years ended October 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. GGK’s 2006 audit report relating to GGK’s audit of our financial statements for the fiscal year ended October 31, 2006 included an emphasis paragraph relating to an uncertainty as to our ability to continue as a going concern.

The decision to engage M&P was approved by the Audit Committee of our Board of Directors.

During our fiscal years ended October 31, 2006 and 2005 and through October 31, 2007, we did not consult with M&P on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and M&P did not provide either a written report or oral advice to us that they concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of our consolidated financial statements for each of the fiscal years ended October 31, 2006 and 2005 and through their resignation as our independent registered public accounting firm, there were: (i) no disagreements between us and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on our financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The following table sets forth the fees billed by our independent accountants for each of our last two fiscal years for the categories of services indicated.

	Year Ended October 31,
Category	2007	2006
Audit Fees – GGK(1)	$86,737	$231,554
Audit Fees – M&P(1)	$146,719	—
Audit-Related Fees(2)	—	—
Tax Fees(3)	$60,644	$54,065
All Other Fees	—	—

(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in ‘‘audit fees’’ in this table.
(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance and tax advice.

Audit Committee Pre-Approval Policy

We understand the need for M&P to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of M&P, our Audit Committee has restricted the non-audit services that M&P may provide to us primarily to tax services.

The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by M&P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all employees, including our principal executive officer and principal financial and accounting officer, and directors. The code can be found on our website at www.majescoentertainment.com. We will provide, without charge, a copy of our Corporate Code of Conduct and Ethics upon request to: Secretary, Majesco Entertainment Company, 160 Raritan Center Parkway, Edison, New Jersey 08837.

SOLICITATION OF PROXIES

Cost and Method

We will pay all of the costs of soliciting these proxies. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are estimated not to exceed $15,000 in the aggregate. In addition to solicitation by mail, our employees, officers and directors may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Participants in the Proxy Solicitation

Under applicable regulations of the SEC, each of our directors may be deemed to be a participant in our solicitation of proxies in connection with the Annual Meeting. Please refer to the sections of this proxy statement entitled ‘‘Security Ownership of Certain Beneficial Owners and Management,’’ and ‘‘Management and Corporate Governance — The Board of Directors’’ for information about our directors who may be deemed participants in the solicitation. Except as described in this proxy statement, there are no agreements or understandings between us and any of our directors or executive officers relating to their employment with us or any future transactions.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the company’s proxy statement and for consideration at the 2009 Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, stockholder proposals must be received by the company no later than January 2, 2009 and must otherwise comply with the requirements of Rule 14a-8.

In addition, the Company’s by-laws have an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder. In general, any stockholder may nominate one or more persons for election as directors or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of such nomination or nominations or business proposal, setting forth certain specified information relating to such stockholder and his or her nominations or business proposal. To be timely, notice must be received by the Company’s Secretary not less than 45 (but not more than 75) days prior to the first anniversary of the date on which the company first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Majesco Entertainment Company, Attention: Secretary, at 160 Raritan Center Parkway, Edison, New Jersey 08837.

Edison, New Jersey
May 1, 2008

Our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as amended on February 28, 2008, and (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about Majesco, is available to beneficial owners of our common stock without charge upon written request to Investor Relations, Majesco Entertainment Company, 160 Raritan Center Parkway, Edison, New Jersey 08837. The information is also publicly available through the EDGAR system at www.sec.gov and is available on our website at www.majescoentertainment.com in the ‘‘Investor Info’’ section.

MAJESCO ENTERTAINMENT COMPANY
160 Raritan Center Parkway
Edison, New Jersey 08837
(732) 225-8910

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 10, 2008

THE BOARD OF DIRECTORS OF MAJESCO ENTERTAINMENT COMPANY SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held on June 10, 2008, at Majesco’s offices, located at 160 Raritan Center Parkway, Edison, New Jersey 08837, and hereby appoints Jesse Sutton, our Chief Executive Officer, and John Gross, our Executive Vice President and Chief Financial Officer, with full power to act alone, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Majesco Entertainment Company registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

    This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1 and 2.

    In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.    Election of Class III Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect nominees:

Allan Grafman	FOR	WITHHOLD VOTE
Stephen Wilson	FOR	WITHHOLD VOTE

2.    To ratify the appointment of McGladrey & Pullen, LLP as our independent public accountants for the fiscal year ending October 31, 2008.

FOR	AGAINST	ABSTAIN

Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                                                                Date

Signature:                                                                                                Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!